                                                                   Exhibit 4(g)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS
NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THESE NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY INSURED DEPOSITARY INSTITUTION OR OTHER SUBSIDIARY OF THE ISSUER AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

REGISTERED                                                           REGISTERED
No. FLR                                                              $
                                                                     CUSIP:



                           CORESTATES CAPITAL CORP

                              MEDIUM-TERM NOTE
                        (Subordinated Floating Rate)


      Payment of Principal, Premium, if any, and Interest Guaranteed by
                          CORESTATES FINANCIAL CORP


INTEREST RATE BASIS:        ORIGINAL ISSUE DATE:          STATED MATURITY DATE:

INDEX MATURITY:             INITIAL INTEREST RATE:        INTEREST PAYMENT
                                                                DATES:

SPREAD:                     INITIAL INTEREST RESET DATE:  INTEREST RESET DATES:

SPREAD MULTIPLIER:          INITIAL REDEMPTION DATE:      MAXIMUM INTEREST RATE:

 ANNUAL REDEMPTION          INITIAL REDEMPTION            MINIMUM INTEREST RATE:
PERCENTAGE REDUCTION:           PERCENTAGE:

OPTIONAL REPAYMENT DATE(S): CALCULATION AGENT:

     CoreStates Capital Corp, a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (the "Company"), for value received, hereby promises to pay to

, or registered assigns, the principal sum of
                                                    DOLLARS
on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof, depending upon the Interest Rate Basis specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest on Interest Payment Dates specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date (or any Redemption Date as defined on the reverse hereof or any Holder's Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Optional Repayment Date being hereinafter referred to as a "Maturity Date" with respect to the principal repayable on such date); provided, however, that if the Original
                                   --------  -------
Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date, to the Holder (as defined below) of this Note on the Regular Record Date with respect to such Interest Payment Date Regular Record Date; and provided, further, that if an
                                               --------  -------
Interest Payment Date would fall on a day that is not a Business Day (as defined on the reverse hereof) such Interest Payment Date shall be the following day that is a Business Day, except that in the case the Interest Rate Basis is LIBOR, if such next Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the preceding day that is a Business Day. Interest payable on this Note on any Interest Payment Date will include interest accrued from the Original Issue Date, or the most recent date for which interest has been paid, to, but excluding, such Interest Payment Date; provided, however, that if the Interest Rate Reset period with respect to this
- --------  -------
Note is daily or weekly, interest payable on any Interest Payment Date will include interest accrued to and including the Regular Record Date next preceding such Interest Payment Date, except that interest payable on any such Maturity Date will include interest accrued to, but excluding, such Maturity Date. If any Maturity Date falls on a day which is not a Business Day, principal, premium, if any, or interest payable with respect to such Maturity Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, and no interest on such payment shall accrue for the period from and after such Maturity Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person (the "Holder") in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business Day) (the "Regular Record Date"); provided, however,
                                                             --------  -------
that interest payable on any Maturity Date will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture (as defined on the reverse hereof).

     Payment of the principal of, and premium, if any, and interest on, this Note will be made in immediately available funds at the corporate trust office of CoreStates Bank, N.A. (the "Paying Agent") in the City of Philadelphia, or at such other agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest on any Interest Payment Date other than the Maturity Date may be made at the option of the Company by check mailed to the address of the Holder as such address shall appear in the Security Register; provided, however, that a Holder of not less than
                   --------  -------
$10,000,000 aggregate principal amount of the Notes (whether having identical terms and provisions) may, by written notice to the Paying Agent at its corporate trust office in the City of Philadelphia (or at such other address as the Company shall give notice in writing) on or before the Regular Record Date preceding an Interest Payment Date, arrange to have the interest payable on all Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Paying Agent, made by wire transfer of immediately available funds to an account maintained at a bank in The City of New York (or other bank consented to by the Company, which consent may not be unreasonably withheld) as such Holder shall have designated; provided that such bank has appropriate facilities therefor. Notwithstanding the preceding sentence, payments of principal of, and premiums, if any, and interest on, any Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon
(i) receipt of written notice by the Paying Agent from the Holder hereof not less than one Business Day prior to such Maturity Date and (ii) presentation of this Note at the corporate trust office of the Paying Agent in the City of Philadelphia or at such other agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.


[SEAL]                              CORESTATES CAPITAL CORP



                                    By:  ______________________
                                         Name:
                                         Title:


Attest:


By:  _____________________________
     Name:
     Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein, referred to in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee


By:  _________________________
     Authorized Signatory

By:  CORESTATES BANK, N.A.
     As Authenticating Agent


By:  _________________________
     Authorized Signatory

                              [REVERSE OF NOTE]

                           CORESTATES CAPITAL CORP

                              MEDIUM-TERM NOTE
                        (Subordinated Floating Rate)


     This Medium-Term Note is one of a duly authorized series of Securities (the "Securities") of the Company issued and to be issued under a Subordinated Indenture, dated as of December 1, 1990, as amended by a First Supplemental Indenture, dated as of March 1, 1993 and a Second Supplemental Indenture, dated as of _______ __, 1994 (together, the "Indenture"), among the Company, the Guarantor (as defined below) and Citibank, N.A., as trustee (the "Trustee", which term shall include any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Medium-Term Notes (the "Notes") may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

     The payment of principal of and premium, if any, and interest (including any Additional Amounts payable in respect thereof) on this Note is expressly subordinated and subject in right of payment, as provided in the Indenture, to the prior payment of any and all Senior Company Indebtedness, as defined in the Indenture, and this Note is subject to such provisions, and each Holder of this Note, by accepting the same, agrees, expressly for the benefit of present and future holders of Senior Company Indebtedness, whether now or hereafter outstanding, to and shall be bound by such provisions.

     This Note may be subject to repayment at the option of the Holder on the Optional Repayment Date(s), if any, indicated on the face hereof. If no Optional Repayment Dates are set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid together with accrued interest thereon payable to the applicable Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Paying Agent at its corporate trust office in the City of Philadelphia, or at such other place or places as the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the applicable Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

     This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified on the face hereof (each such date fixed for redemption, a "Redemption Date"). If no Initial Redemption Date is set forth on the face hereof, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 at the option of the Company at the applicable Redemption Price referred to below together with accrued interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     If this Note is redeemable at the option of the Company, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     Except as described below, this Note will bear interest at the rate determined by reference to the Interest Rate Basis shown on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date referred to below pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, provided that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate specified on the face hereof, and
(ii) the interest rate in effect for the ten days immediately prior to the Maturity Date shall be the rate in effect on the tenth day preceding the Maturity Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Interest Rate Basis specified on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the day succeeding the last date for which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 or, in the case of Notes having the Treasury Rate as their Interest Rate Basis, by the actual number of days in the year.

     The Interest Determination Date with respect to the Certificate of Deposit Rate, Commercial Paper Rate, Federal Funds Rate and Prime Rate will be the second Business Day preceding the Interest Reset Date. The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding such Interest Rate Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below). The Interest Determination Date with respect to LIBOR shall be the second London Banking Day (as defined below) preceding an Interest Reset Date. The Interest Determination Date with respect to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as a result of a legal holiday
                    --------  -------
an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date
- --------  -------
then the Interest Reset Date shall instead be the first Business Day following such auction.

     The "Calculation Date" pertaining to any Interest Determination Date shall be the either of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or
(ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

     All percentages resulting from any calculation on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on the

Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

     As used herein, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York or Columbus, Ohio are authorized or required by law or executive order to close and, with respect to Notes having LIBOR as the Interest Rate Basis, is also a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     Determination of CD Rate.  Certificate of Deposit Rate ("CD Rate") means,
     ------------------------
with respect to any Interest Determination Date (a "CD Interest Determination Date"), the rate on such day for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in denominations of $5,000,000; provided, however, that if the dealers selected
                                --------  -------
as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect on such CD Interest Determination Date.

     Determination of LIBOR.  LIBOR means, with respect to any Interest
     ----------------------
Determination Date relating to a LIBOR Note (a "LIBOR Interest Determination Date"), the rate determined by the Calculation Agent in accordance with the following provisions:

     (i)  LIBOR will be determined as set forth on the face hereof, as either
(a) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or
(b) the rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appears on Telerate Page 3750 as of 11:00 A.M., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace page LIBO on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified above, LIBOR will be determined if LIBOR Telerate had been specified. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on Telerate Page 3750, as applicable, LIBOR in respect of such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

     (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates for the applicable Index Maturity appear on the Reuters Screen LIBO Page, as specified in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity specified above are offered at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent (the "Reference Banks") to prime banks in the London interbank market, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. The

Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rates. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such LIBOR Interest Determination Date.

     Determination of Commercial Paper Rate.  The Commercial Paper Rate means,
     --------------------------------------
with respect to any Interest Determination Date (a "Commercial Paper Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the face hereof as published H.15(519) under the heading "Commercial Paper." In the event such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper having the Index Maturity shown on the face hereof as published in Composite Quotations under the heading "Commercial Paper." If the rate for a Commercial Paper Interest Determination Date is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Commercial Paper Rate for that Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent on such Commercial Paper Interest Determination Date, for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if the
                                                 --------  -------
dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper

Interest Determination Date will be the Commercial Paper Rate then in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be the yield (expressed as a percentage) calculated in accordance with the following formula:

                                 D x 360
     Money Market Yield = --------------------- x 100
                              360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Determination of Federal Funds Rate.  The Federal Funds Rate means, with
     -----------------------------------
respect to any Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers selected as
                    --------  -------
aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate then in effect on such Federal Funds Rate Interest Determination Date.

     Determination of Prime Rate.  Prime Rate means, with respect to any
     ---------------------------
Interest Determination Date (a "Prime Rate Interest Determination Date") means the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 A.M., New York City time, on the Calculation Date, the Prime Rate for such Prime Rate Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters

Screen NYMF Page as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Prime Rate Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen NYMF Page for such Prime Rate Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean of the prime rates quoted in The City of New York on such date by the approximate number of banks or trust companies organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the Prime Rate is not published in
               --------  -------
H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Rate Interest Determination Date will be the interest rate otherwise in effect on such Prime Rate Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace page NYMF on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     Determination of Treasury Rate.  Treasury Rate means, with respect to any
     ------------------------------
Interest Determination Date (a "Treasury Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as such rate is published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by
             --------  -------
the Calculation Agent are not quoting as mentioned in this sentence, Treasury Rate with respect to such Treasury Rate Interest Determination Date will be the Treasury Rate then in effect on such Treasury Rate Interest Determination Date.

     Determination of Eleventh District Cost of Funds Rate.  Eleventh District
     -----------------------------------------------------
Cost of Funds Rate means, with respect to any Interest Determination Date (an "Eleventh District Cost of Funds Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

     Except as may be provided in the Indenture, if an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor, and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     The Guarantor, or a Subsidiary (as defined in the Indenture) thereof, may directly assume, by a supplemental indenture, the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Securities, in which case the Company shall be released from its liability as obligor on the Securities.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the corporate trust office of CoreStates Bank, N.A., as Security Registrar, in the

City of Philadelphia or at such other agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer or exchange, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Trustee nor any agent thereof shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in such State.

     All terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

                   GUARANTEE OF CORESTATES FINANCIAL CORP


     For value received, CoreStates Financial Corp, a Pennsylvania corporation (the "Guarantor"), hereby unconditionally guarantees to the Holder of this Note the due and punctual payment of the principal of, and premium, if any, and interest on (including any Additional Amounts payable in respect thereof), this Note when and as the same shall become due and payable, whether at the Stated Maturity Date or upon acceleration, redemption, repayment or otherwise, according to the terms of the Indenture. In case of the failure of the

Company punctually to make any such payment of principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity Date or upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company.

     The payment of the principal of and premium, if any, and interest (including any Additional Amounts payable in respect thereof) on the Notes under the Guarantee is expressly subordinated and subject in right of payment, as provided in the Indenture, to the prior payment of any and all Senior Guarantor Indebtedness, as defined in the Indenture, and this Guarantee and the related Note are subject to such provisions, and each Holder of the Notes, by accepting the same, agrees, expressly for the benefit of present and future holders of Senior Guarantor Indebtedness, whether now or hereafter outstanding, to and shall be bound by such provisions.

     The Guarantor hereby agrees that its obligations under this Guarantee shall be as principal and not merely as surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the provisions of this Note or the Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Note or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to this Note or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, and premium, if any, and interest on, this Note and the complete performance of all other obligations contained herein.

     The Guarantor shall be subrogated to all rights of the Holder of this Note against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that
                                                        --------  -------
the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until payment in full of the principal of, and premium, if any, and interest on, the Note and the complete performance of all other obligations contained herein.

     Subject to the next following paragraph, the Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same the valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

     Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers, this Guarantee shall not be valid or obligatory for any purposes.

     This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed in facsimile by its duly authorized officer under its corporate seal.

Dated:

[SEAL]                         CORESTATES FINANCIAL CORP


                               By: _____________________________
                                   Name:
                                   Title:

Attest:


By: ______________________________
    Name:
    Title:

                          OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at ___________________________________

______________________________________________________________________________
       (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Paying Agent must receive at its corporate trust office in the City of Philadelphia, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be in denominations of $1,000 and integral multiples thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $_______.

Date ________________          _________________________________

                               NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

                                ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

           TEN COM--as tenants in common

           UNIF GIFT MIN ACT--.............Custodian............
                                                 (Minor)

                      Under Uniform Gifts to Minors Act

                      .................................
                                   (State)

           TEN ENT--as tenants by the entireties
           JT TEN-- as joint tenants with right of survivorship
                        and not as tenants in common

             Additional abbreviations may also be used though not
                             in the above list.

                        _____________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
     Identifying Number of Assignee:

                        _____________________________

      _________________________________________________________________

                 PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                       INCLUDING ZIP CODE OF ASSIGNEE:


      _________________________________________________________________

      _________________________________________________________________

      _________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________

 ______________________________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

 Dated:  ___________________         _________________________

                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note within instrument in every particular, without alteration or enlargement, or any change whatever.